As filed with the Securities and Exchange Commission on July 15, 2005
Registration No. 333-124173

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Orchids Paper Products Company
(Exact name of registrant as specified in its charter)

Delaware	2621	23-2956944
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
4826 Hunt Street
Pryor, Oklahoma 74361
(918) 825-0616
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Michael P. Sage
Chief Executive Officer
Orchids Paper Products Company
4826 Hunt Street
Pryor, Oklahoma 74361
(918) 825-0616
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies of all correspondence to:

Donald E. Figliulo, Esq. C. Brendan Johnson, Esq. Bryan Cave LLP 161 North Clark, Suite 4800 Chicago, Illinois 60601-3206 (312) 602-5000 (312) 602-5050 (fax)	Charles C. Kim, Esq. Wildman, Harrold, Allen & Dixon LLP 225 West Wacker Drive, Suite 3000 Chicago, Illinois 60606 (312) 201-2000 (312) 201-2555 (fax)
      Approximate date of commencement of proposed sale to public: July 20, 2005.
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-124173
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Explanatory Note
      This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-124173) is being filed solely to include a new Exhibit 10.10. This Post-Effective Amendment shall become effective in accordance with the provisions of Rule 462 of the Securities Act of 1933, as amended.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statements Schedules
      (a) See Exhibit Index which is incorporated by reference herein.

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SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pryor, State of Oklahoma, on the 15th day of July, 2005.

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Keith R. Schroeder

Keith R. Schroeder
Chief Financial Officer
      Pursuant to the requirements of the Securities Act, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures		Title	Date

/s/ Douglas E. Hailey Douglas E. Hailey		Chairman of the Board of Directors	July 15, 2005

/s/ Michael P. Sage* Michael P. Sage		Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2005

/s/ Gary P. Arnold* Gary P. Arnold		Director	July 15, 2005

/s/ B. Kent Garlinghouse* B. Kent Garlinghouse		Director	July 15, 2005

/s/ John C. Guttilla* John C. Guttilla		Director	July 15, 2005

/s/ Keith R. Schroeder* Keith R. Schroeder		Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2005

*By:	/s/ Keith R. Schroeder Keith R. Schroeder Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
No.		Description

1	.1**	Form of Underwriting Agreement

3	.1**	Amended and Restated Certificate of Incorporation of the Registrant

3	.2**	Amended and Restated Bylaws of the Registrant

4	.1**	Specimen Stock Certificate

4	.2**	Agented Revolving Credit and Term Loan Agreement, dated as of October 15, 2002 among the Registrant, Bank of Oklahoma, N.A. and Local Oklahoma Bank, N.A.

4	.3**	Amendment One to Agented Revolving Credit and Term Loan Agreement dated October 14, 2003 among the Registrant, Bank of Oklahoma, N.A. and Local Oklahoma Bank, N.A.

4	.4**	Amendment Two to Agented Revolving Credit and Term Loan Agreement dated January 14, 2004 among the Registrant, Bank of Oklahoma, N.A. and Local Oklahoma Bank, N.A.

4	.5**	Amendment Three to Agented Revolving Credit and Term Loan Agreement dated March 1, 2004 among the Registrant, Bank of Oklahoma, N.A. and Local Oklahoma Bank, N.A.

4	.6**	Amendment Four to Agented Revolving Credit and Term Loan Agreement dated July 19, 2004 among the Registrant, Bank of Oklahoma, N.A. and International Bank of Commerce (f/k/a Local Oklahoma Bank, NA).

4	.7**	Amendment Five to Agented Revolving Credit and Term Loan Agreement dated February 28, 2005 among the Registrant, Bank of Oklahoma, N.A. and International Bank of Commerce (f/k/a Local Oklahoma Bank, NA).

4	.8**	Form of Subordinated Debenture

4	.9**	Amended and Restated Agented Credit Agreement, dated as of June 24, 2005, among the Registrant, Bank of Oklahoma, N.A., BancFirst and Commerce Bank, N.A.

5	.1**	Opinion of Bryan Cave LLP

10	.1**	Amended and Restated Management Services Agreement, dated April 19, 2005, between Weatherly Group, LLC, Taglich Brothers, Inc. and the Registrant

10	.2**	2005 Stock Incentive Plan

10	.3**	Employment Agreement dated March 1, 2004 between Michael P. Sage and the Registrant

10	.4**	Employment Agreement dated March 1, 2004 between Keith R. Schroeder and the Registrant

10	.5**	Form of Indemnification Agreement between Registrant and each of its Directors and Officers

10	.6**	Form of Warrant issued by Orchids Acquisition Group, Inc. in connection with the acquisition of Orchids Paper Products Company

10	.7**	Form of Warrant issuable to designees of the Underwriter

10	.8**	Purchasing documents for tissue machine

10	.9**	Commitment Letter, dated as of May 9, 2005, among the Registrant, Bank of Oklahoma and BancFirst

10.10		Engagement Letter among Sanders Morris Harris Inc., Taglich Brothers, Inc. and the Registrant dated March 15, 2005

23	.1**	Consent of Tullius Taylor Sartain & Sartain LLP

23	.2**	Consent of Bryan Cave LLP (included in the opinion filed as Exhibit 5.1)

24	.1**	Powers of Attorney

**	Previously filed.

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